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                       ASSIGNMENT AND ASSUMPTION OF LEASES

         This Assignment and Assumption of Leases (this "Agreement") is dated as of the 2nd day of July, 2002 (the "Effective Date"), but executed on the date shown on the signature page, by and between Loyal Plaza Venture, L.P., having its principal place of business at c/o Glimcher Development Company, 20 South Third Street, Columbus, OH 43215 ("Assignor"), and Loyal Plaza Associates, L.P. ("Purchaser"), a Delaware limited partnership, having offices at c/o Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Port Washington, New York 11050 ("Assignee").

         A. Assignor and Assignee have entered into an Agreement to Purchase Real Estate dated January 7, 2002 (the "Purchase Agreement"), pursuant to which Assignor has agreed to convey to Assignee that certain tract of land more particularly described on Exhibit A attached hereto and made a part hereof, together with any and all of the buildings and improvements located thereon and appurtenant thereto and all the tenements, hereditaments, and appurtenances thereto belonging or in any way appertaining (collectively, the "Property").

         B. Assignor desires to assign and to transfer to Assignee all of Assignor's right, title, and interest as lessor in, under, and to all of the leases, licenses, and concession agreements affecting the Property, including all amendments, modifications, and addenda thereto, and specifically including the leases of those current tenants on the Property listed on the Exhibit "B" attached hereto and made a part hereof (collectively, the "Leases"), and Assignee desires to accept such assignment, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, do hereby agree as follows:

         Section 1. Effective Date.
This Agreement, and the rights and obligations of Assignor and Assignee hereunder, shall be effective from and after July 2, 2002. ("Effective Date").

         Section 2. Assignment of Lessor's Interest In Leases.
Effective on the Effective Date, Assignor hereby grants, bargains, sells, assigns, transfers, remises, releases, and conveys to Assignee all of Assignor's right , title, and interest as lessor in, under, and to all of the Leases, including, but not limited to, all guarantees of such Leases, all unforfeited security and other deposits with respect to such Leases, all of the rights, powers, estate, and privileges of Assignor in, to, and under the Leases and rent to accrue thereunder on and after the Effective Date, and all rights of reversion and all rights and benefits of every description whatsoever belonging to or for the benefit of the lessor in said Leases.

         Section 3. Assignor's Representations and Warranties.
Assignor represents and warrants to Assignee:
         (a) that Assignor is the owner and holder of the lessor interest in and to the Leases and has the full right, power and authority to assign the same as herein provided; and

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         (b) that there are no leases, tenancies, occupancies, licenses, concessions, offers to lease, letters of intent or other like commitments affecting the Property, except for the Leases.

         Section 4. Assignee's Covenants and Agreements.
Assignee hereby accepts the foregoing assignment and, by its acceptance, Assignee hereby assumes and covenants and agrees to keep and to perform all of the terms, conditions, covenants, agreements, and provisions of the Leases to be kept and performed by the lessor in accordance with the Leases from and after the Effective Date.

         Section 5. Indemnification.

         (a) By Assignor. Assignor hereby agrees to defend, indemnify and hold harmless Assignee from and against all liability, loss, cost, damage or expense arising out of or resulting from the breach by Assignor of: (i) any of Assignor's representations or warranties contained herein; or (ii) any obligations of Assignor as landlord under the Leases arising prior to the Effective Date.
         (b) By Assignee. Assignee hereby agrees to defend, indemnify and hold harmless Assignor from and against all liability, loss, cost, damage or expense arising out of or resulting from any obligations of Assignee as landlord under the Leases arising from and after the Effective Date.

         Section 4. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective legal representatives, successors, and assigns.


                         [signatures on following page]



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         IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment and Assumption of Leases on the date first written above, but effective as of the Effective Date.




ASSIGNOR:

LOYAL PLAZA VENTURE, L.P.
a Delaware limited partnership

     By:  GLIMCHER LOYAL PLAZA, INC.
     a Delaware corporation, its general partner

         By: /s/  George A. Schmidt
            ----------------------------------
                  George A. Schmidt
                  Executive Vice President

                  Executed on the 2nd day of July, 2002



ASSIGNEE:

LOYAL PLAZA ASSOCIATES, L.P.
a Delaware limited partnership

     By: CIF-Loyal Plaza Associates, L.P.,
     a Delaware limited partnership, its general partner

         By:  CIF-Loyal Plaza Corp.
         a Delaware limited partnership, its general partner

         By: /s/  Brenda J. Walker
            -----------------------------
                  Brenda J. Walker
                  Vice President

         Executed on the 2nd day of July, 2002



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STATE OF OHIO          )
                       )Ss.
COUNTY OF FRANKLIN     )

On this, the _____ day of _______________ 2002, before me, a notary public, personally appeared the above named George A. Schmidt, the Executive Vice President of Glimcher Loyal Plaza, Inc., a Delaware corporation, which is the general partner of Loyal Plaza Venture, L.P., a Delaware limited partnership, and acknowledged the foregoing instrument to be the free act and deed of the said corporation on behalf of said entities.


                                            ------------------------------------
                                                     Notary Public

                                            My Commission Expires: _____________







STATE OF NEW YORK     )
                      )Ss.
COUNTY OF             )

On this, the _____ day of _______________, 2002, before me, a notary public, personally appeared the above named Brenda J. Walker, the Vice President of CIF-Loyal Plaza Corp. a Delaware limited partnership, the general partner of CIF-Loyal Plaza Associates, L.P., a Delaware limited partnership, the general partner of Loyal Plaza Associates, L.P., a Delaware limited partnership, and acknowledged the foregoing instrument to be the free act and deed of said entities.


                                            ------------------------------------
                                                     Notary Public

                                            My Commission Expires: _____________





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                                   EXHIBIT "A"
                                Legal Description





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                                   EXHIBIT "B"
                                    (leases)